EXHIBIT 10.6


                      AMERICAN MEDICAL SECURITY GROUP, INC.
                      DIRECTORS DEFERRED COMPENSATION PLAN


SECTION I - PURPOSES OF PLAN

     American Medical Security Group, Inc. (the "Company") has adopted this Directors Deferred Compensation Plan (the "Plan") for the benefit of certain outside directors of the Company who wish to defer the receipt of eligible compensation which they may otherwise be entitled to receive from the Company. The Plan is intended to enable the Company to attract, retain and motivate qualified Directors and to enhance the long-term mutuality of interest between Directors and shareholders of the Company.


SECTION II - DEFINITIONS

     When used in this Plan, the following terms shall have the definitions set forth in this Section:

2.1 "ACCOUNT(S)" shall mean a Participant's fully vested Stock Unit Account and/or Interest Account.

2.2 "BENEFICIARY" shall mean the person, persons, or entity designated by the Participant to receive any benefits payable under this Plan on or after the Participant's death. Each Participant shall be permitted to name, change or revoke the Participant's designation of a Beneficiary in writing on a form and in the manner prescribed by the Administrator, provided, however, that the designation on file with the Administrator at the time of the Participant's death shall be controlling. Should a Participant fail to make a valid Beneficiary designation or leave no named Beneficiary surviving, any benefits due shall be paid to such Participant's spouse, if living; or if not living, then any benefits due shall be paid to such Participant's estate.

2.3 "BOARD" or "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

2.4 "CHANGE IN CONTROL" shall have the same meaning as set forth in the American Medical Security Group, Inc. Equity Incentive Plan, as may be amended from time to time.

2.5 "COMMITTEE" shall mean the Compensation Committee of the Board of Directors.

2.6       "COMPANY" shall mean American Medical Security Group, Inc.

2.7 "COMPENSATION" shall mean the annual retainer fees earned by a Director for service as a Director, any retainer fee earned by a Director for service as a member of a committee of the Board, and any fees earned by a Director for attendance at meetings of the Board of Directors and any of its committees, but excluding any expense reimbursements made to a Director.

2.8 "DIRECTOR" shall mean an elected member of the Board of Directors of the Company who is not an employee of the Company. A Director who is an officer or assistant officer of the Company and who receives no compensation for service in such capacity is a Director for purposes of this Plan.

2.9       "EFFECTIVE DATE" shall mean January 1, 2000.

2.10 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

2.11 "FAIR MARKET VALUE" shall mean the closing price for Shares on the relevant date, or (if there were no sales on such date) the average of the closing prices on the nearest day before and the nearest day after the relevant date, on a stock exchange or over the counter, as determined by the Administrator.

2.12 "INTEREST ACCOUNT" shall mean the bookkeeping account established to record the interests of a Participant with respect to deferred Compensation that is not deemed invested in Units.

2.13 "PARTICIPANT" shall mean a Director who commences participation in the Plan under Plan Section 4.1 and any Director or former Director who previously participated in the Plan and is entitled to benefits hereunder.

2.14 "PLAN" shall mean this American Medical Security Group, Inc. Directors Deferred Compensation Plan, as may be amended from time to time.

2.15      "SHARES" shall mean the shares of common stock of the Company.

2.16 "STOCK UNIT ACCOUNT" shall mean, with respect to a Participant who has elected to have deferred amounts deemed invested in Units, a bookkeeping account established to record such Participant's interest under the Plan related to such Units.

2.17 "UNIT" shall mean a contractual obligation of the Company to deliver a Share to a Participant or Beneficiary as provided herein.


SECTION III - ADMINISTRATION

3.1 ADMINISTRATION. The Plan shall be administered by the Committee (the "Administrator"). The Administrator shall have all authority that may be appropriate for administering the Plan, including the discretion and authority to interpret the Plan and to adopt rules and regulations for implementing, amending and carrying out the Plan. All determinations and decisions of the Administrator shall be final, conclusive, and binding on all parties.

3.2 ADJUSTMENT FOR CORPORATE TRANSACTIONS. In the event of any stock dividend, extraordinary cash dividend, liquidation, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, or other corporate transaction affecting the capital structure of the Company, the Administrator shall make such adjustments to the number of Units credited to each Director's Stock Unit Account as determined to be appropriate and equitable by the Administrator, in its sole discretion, to preserve, or to prevent enlargement of Participant rights and the benefits available under the Plan.


SECTION IV - PARTICIPATION AND PARTICIPANT DEFERRALS

4.1 ELECTION TO DEFER. On or before December 31, 1999 or any subsequent December 31, a Director who chooses to become a Participant in the Plan may irrevocably elect to defer some or all of such Director's Compensation payable with respect to the calendar year following the year in which such election is made, and to have such deferred Compensation credited, in whole or in part, to a Stock Unit Account or an Interest Account established on behalf of such Director. Any person who shall become a Director during any calendar year may elect, not later than the 30th day after his or her term as a Director begins, to defer payment of all or any part of his or her Compensation payable for the portion of such calendar year following such election.

4.2 METHOD OF ELECTION. A deferral election shall be made by written notice filed with the Corporate Secretary of the Company. Such election shall continue in effect with respect to Compensation payable for subsequent calendar years unless and until the Participant revokes or modifies such election by written notice filed with the Company. Any such revocation or modification of a deferral election shall become effective as of the first day of the calendar year following the year in which such notice is given and applies only to Compensation payable for services rendered thereafter. A Participant who has revoked an election to defer Compensation under the Plan may at any time file a new election to defer Compensation payable for services to be rendered in the calendar year following the year in which such election is filed.


SECTION V - CREDITS TO ACCOUNTS.

5.1 INVESTMENT ELECTION. At the time a Participant elects to defer receipt of Compensation pursuant to Section 4.1, the Participant shall irrevocably designate in writing the portion of such Compensation to be credited to the Interest Account (or such other account as may be established from time to time by the Administrator) and the portion to be credited to the Stock Unit Account. If a Participant fails to notify the Corporate Secretary as to how to allocate any Compensation between the Interest and Stock Unit Accounts, 100% of such deferred Compensation shall be credited to the Interest Account. By written notice filed with the Corporate Secretary of the Company prior to the end of a calendar year, a Director may change the manner in which the Compensation payable with respect to services rendered after the end of such calendar year are allocated among the Accounts. However, amounts credited to the Participant's Interest Account or Stock Unit Account prior to the effective date of any election change shall not be affected by such change and shall continue to be credited to the Account to which such amounts were credited pursuant to the Participant's prior election. In no event may any previously deferred amounts be transferred between the Interest and Stock Unit Accounts, except as may be provided otherwise by Section 5.4.

5.2 INTEREST ACCOUNT. Any Compensation allocated to the Interest Account shall be credited to the Interest Account as of the last day of each calendar year quarter (after the crediting of interest for such quarter). Amounts credited to the Interest Account as of the last day of each calendar quarter shall be credited with interest based on the performance of the Lehman Brothers Intermediate Government/Corporate Bond Index, unless another index or rate is determined by the Administrator. Interest shall be credited to a Participant's Interest Account through the end of the quarter preceding the date that the Participant's entire benefit under the Plan is paid to such Participant, consistent with Section VI.

5.3 STOCK UNIT ACCOUNT. Any Compensation allocated to the Stock Unit Account shall be deemed to be invested in a number of Units equal to the quotient of (i) the amount of such Compensation divided by (ii) the Fair Market Value on the last trading day of the calendar year quarter during which the Compensation being allocated to the Stock Unit Account would otherwise have been paid. Fractional Units shall be credited, but shall be rounded to the nearest hundredth percentile, with amounts equal to or greater than .005 rounded up and amounts less than .005 rounded down. Whenever a dividend other than a dividend payable in the form of Shares is declared with respect to the Shares, the number of Units in the Director's Stock Unit Account shall be increased by a number of Units determined by dividing (i) the product of (A) the number of Units in the Director's Stock Unit Account on the related dividend record date, and (B) the amount of any cash dividend declared by the Company on a Share (or, in the case of any dividend distributable in property other than Shares, the per share value of such dividend, as determined by the Company for purposes of income tax reporting), by (ii) the Fair Market Value on the related dividend payment date. In the case of any dividend declared on Shares which is payable in Shares, the Director's Stock Unit Account shall be increased by the number of Units equal to the product of (i) the number of Units credited to the Director's Stock Unit Account on the related dividend record date, and (ii) the number of Shares (including any fraction thereof) distributable as a dividend on a Share.

5.4 INVESTMENT TRANSFERS. A Participant may, by written notice filed with the Corporate Secretary of the Company, elect to transfer some or all of the amounts credited to the Participant's Interest Account, determined as of the quarterly date coincident with or immediately preceding the date the notice is received by the Corporate Secretary, to the Participant's Stock Unit Account. Such bookkeeping transfer shall be effected as soon as practicable after such written notice is received by the Corporate Secretary and such transferred amounts shall be deemed to be invested in a number of Units equal to the quotient of
          (i) the transferred amount divided by (ii) the Fair Market Value on the trading day coincident with or immediately preceding the date the transfer is effected. No more than one transfer under this Section 5.4 may be made in any calendar year.

5.5 STATEMENTS. The Administrator shall provide each Participant with a statement detailing the amounts credited to the Participant's bookkeeping Accounts under the Plan. Such statement shall be provided annually or more frequently as determined by the Administrator.


SECTION VI - DISTRIBUTIONS

6.1 DISTRIBUTION. Subject to the provisions of Section 6.3 and 6.4 below, after a Participant's termination of service as a Director of the
          Company for any reason (including retirement, death, disability or other termination), the Participant's interest in his Accounts will be determined and paid to the Participant (or in the event of the Participant's death, to the Participant's Beneficiary) at the time and in the manner as specified in the Participant's payment election made pursuant to Section 6.2. Payment shall be made either in the form of a single sum or substantially equal annual installment payments not to exceed ten (10) years. Absent an election under Section 6.2, payment of a Participant's interest in the Participant's Accounts shall be made in a lump sum payment and shall commence as soon as practicable after the first business day of the calendar year quarter immediately following the date on which the Participant ceases to be a Director. In the case of any distribution being made in annual installments, each installment after the first installment shall be paid on the anniversary date of the first installment, or as soon as practical thereafter, until the entire amount credited to the Participant's Accounts has been paid. The dollar amount involved in any installment payment shall be determined by multiplying the amount credited to the Participant's Interest Account immediately prior to the distribution by a fraction, the numerator of which is one and the denominator of which is the number of installments (including the current installment) remaining to be paid. The number of Shares involved in any installment payment shall be determined by multiplying the number of Units credited to the Participant's Stock Unit Account immediately prior to the distribution by a fraction, the numerator of which is one and the denominator of which is the number of installments (including the current installment) remaining to be paid, and rounded up to the next whole Unit. Notwithstanding any of the foregoing, a Participant's distribution from his Interest Account shall be made solely in cash and distribution from the Participant's Stock Unit Account shall be made solely in Shares (except that any fractional Unit shall be paid in cash). Neither the Participant nor the Administrator shall have any authority to alter such cash or Shares mode of distribution.

6.2 DISTRIBUTION ELECTION. At the time a Participant first makes a deferral election pursuant to Section 4.1, the Participant shall also file with the Corporate Secretary of the Company a written election regarding the time and form of the Participant's distribution. Unless the total value of the Participant's Accounts is less than $25,000 and payment is made in a single sum under Section 6.3, the Participant's payment election shall address:

          (i) whether distribution of such Participant's Accounts shall commence as soon as practicable following the first business day of the calendar year quarter following the date the Participant ceases to be a Director or on the first business day of any calendar year following the calendar year in which the Participant ceases to be a Director; and

          (ii) whether such distribution shall be in one lump sum payment or in such number of annual installments (not to exceed ten) as the Participant may designate.

6.3       PAYMENT OF SMALL  AMOUNTS.  Notwithstanding  the provisions of Section
          6.1 and Section 6.2 above, if the combined value of a Participant's Interest Account and Stock Unit Account is less than $25,000 as of the date the Participant's service as a Director terminates, the entirety of the Participant's Accounts shall be paid to the Participant (in cash from the Participant's Interest Account and in Shares from the Stock Unit Account) in a lump sum distribution as soon as practicable after the first business day of the calendar year quarter immediately following the date on which the Participant ceases to be a Director.

6.4       ADMINISTRATOR DISCRETION.  Notwithstanding any other provision in this
          Section VI to the contrary, the Administrator reserves the right, in its sole discretion, to override or modify any Participant's election as to the timing and/or form of payment of such Participant's Account under this Plan at any time and for any reason, even as to future installments payable under a previously-elected method of payment; provided, however, that the Administrator may not modify payments accelerated after a Change in Control under Section 6.6, and provided further that in no event may the Administrator modify the mode of distribution (i.e., cash or Shares), and in all events, cash will be distributed to reflect amounts credited to the Participant's Interest Account and Shares will be distributed from the Participant's Stock Unit Account.

6.5 LIMITATIONS ON PAYMENT. Unless determined otherwise by the Administrator under Section 6.4, under no circumstances will a Participant be eligible to receive payment of the Participant's interest in the Participant's Accounts prior to the Participant's termination of service as a Director. Further, payment of a Participant's Accounts shall commence no later than the calendar year following the later of (i) the Participant's termination of service as a director or (ii) the Participant's attainment or age 70.

6.6 CHANGE IN CONTROL. In the event of a Change in Control, any terminated Participant (including any Participant terminated in connection with the Change in Control) shall automatically receive distribution of the entirety of his Accounts (in cash from the Participant's Interest Account and in Shares from the Stock Unit Account) in a lump sum distribution as soon as practicable after such Change in Control occurs, unless such Participant waives such accelerated payment by written notice to the Corporate Secretary of the Corporation received prior to the occurrence of the Change in Control. If a terminated Participant waives acceleration under this Section 6.6, payment shall be made in accordance with the Participant's prior distribution election and shall be again subject to the Administrator's discretion under Section 6.4.

6.7 PAYMENT IN SHARES. To the extent that shareholder approval of the Plan would otherwise be required under applicable New York Stock Exchange shareholder approval policies, all Shares payable in accordance with this Section VI shall be in the form of Shares which are either treasury Shares or Shares purchased in the open market.


SECTION VII - UNFUNDED STATUS

     Each Participant's Accounts shall be utilized solely as a device for the measurement and determination of the amounts to be paid to such Participant under the Plan. Participant Accounts shall be bookkeeping accounts only and no Participant or Beneficiary shall have any proprietary rights in any assets held by the Company, whether or not held for the purpose of funding the Company's obligation under this Plan. This Plan constitutes the mere promise of the Company to make benefit payments in the future. To the extent that any Participant or Beneficiary acquires a right to receive any payment from the Company pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

     Nothing contained in this Plan and no action taken pursuant to this Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company and any Participant or Beneficiary or any other person. Any reserves that may be established by the Company in connection with this Plan shall continue to be treated as the assets of the Company for federal income tax purposes and remain subject to the claims of the Company's creditors. The Company has not segregated or earmarked any Shares or any of the Company's assets for the benefit of a Participant or his/her Beneficiary and the Plan does not, and shall not be construed to, require the Company to do so.


SECTION VIII - AMENDMENT AND TERMINATIONS

8.1 AMENDMENT OR TERMINATION. The Board of Directors or the Committee may amend or terminate this Plan at any time; provided, however, that no such amendment or termination shall deprive any Participant or Beneficiary of any amounts deferred under this Plan prior to the date of such amendment or termination.

8.2 EFFECT OF TERMINATION. If this Plan is terminated, amounts credited to Participant Accounts hereunder as of the date of termination shall continue to be held and paid in accordance with the terms of the Plan (subject to the Administrator's discretion as described in Section
          VI). However, no additional Compensation deferrals shall be made after the Plan's termination.


SECTION IX - GENERAL PROVISIONS

9.1 NO RIGHT TO SERVE AS A DIRECTOR. This Plan shall not impose any obligations on the Company to retain any Participant as a Director, nor shall it impose any obligation on the part of any Participant to remain as a Director of the Company.

9.2 SECURITIES AND RELATED MATTERS. If at any time the Administrator determines in its discretion that action is necessary to comply with any requirement of the Exchange Act, any national securities exchange or any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with the delivery of Shares under this Plan, no payment will be made and no Shares will be delivered unless and until such action, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Administrator. The transactions under this Plan are intended to comply with Rule 16b-3 under Section 16(b) of the Exchange Act and the Administrator shall take any actions it deems necessary or desirable to ensure such compliance.

9.3 SEVERABILITY OF PROVISIONS. If any provision of this Plan shall be held invalid or unenforceable, this Plan shall be construed and enforced as if such provision had not been included; provided however, that such invalidity or unenforceability shall not affect any other provisions hereof.

9.4 INCAPACITY. If any Participant or Beneficiary entitled to receive a distribution under the Plan is a minor or incompetent person or is unable to attend to his or her own financial affairs, in the good faith judgment of the Administrator, then payment may be authorized by the Administrator to be made to the person or persons responsible for, caring for, or supporting such Participant or Beneficiary, in the discretion of the Administrator. Any such payment shall fully discharge any liability or obligation of the Board of Directors, the Company and all other parties with respect thereto.

9.5 ASSIGNMENT BY PARTICIPANT PROHIBITED. No right or interest of any Participant or Beneficiary in the Plan shall, prior to actual payment or distribution to such Participant or Beneficiary, be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or of the Beneficiary.

9.6 ASSIGNMENT BY COMPANY. The Company shall have the right to assign all of its rights, title and obligations in and under this Plan upon a merger or consolidation or upon the purchase of substantially its entire business or assets, provided such assignee agrees to perform after the effective date of such assignment all of the terms, conditions and provisions imposed by this Plan upon the Company. In the event of such an assignment, all of the rights and obligations of the Company under this Plan shall thereupon cease and terminate.

9.7 CONSTRUCTION OF THE PLAN. The validity, construction, interpretation, administration and effect of the Plan, and the rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Wisconsin.